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                               [LETTERHEAD]

                                                              EXHIBIT 23.5

                           CONSENT OF APPRAISER

  We hereby consent to the references made to us and/or our opinion by ICON Fitness Corporation under the caption(s) "Risk Factors: Fraudulent Conveyance and Other Risks" in the Prospectus constituting a part of Amendment 3 to Registration Statement No. 333-18475 on Form S-4. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          American Appraisal Associates, Inc.

                                             /s/ Ronald M. Goergen

                                          By: ____________________________

                                             Ronald M. Goergen

                                             President

Milwaukee, Wisconsin

April 9, 1997